NetApp Announces Results for First Quarter of Fiscal Year 2010

SUNNYVALE, CA -- (Marketwire - August 19, 2009) - NetApp (NASDAQ: NTAP) today reported results for the first quarter of fiscal year 2010, which ended July 31, 2009. Revenues for the first fiscal quarter of 2010 were $838 million, down 4% compared to revenues of $869 million for the same period a year ago.

For the first fiscal quarter of 2010, GAAP net income was $52 million, or $0.15 per share(1) compared to GAAP net income of $35 million, or $0.10 per share for the same period in the prior year. Non-GAAP(2) net income for the first fiscal quarter of 2010 was $76 million, or $0.22 per share, compared to non-GAAP net income of $76 million, or $0.22 per share for the same period a year ago.

"Given the economic backdrop, NetApp performed well in the first quarter. With year over year revenue growth roughly flat on a constant currency basis, our revenue performance clearly outpaced the storage industry at large," said Tom Georgens, president and chief executive officer. "Our operating income and operating margin both increased year over year, and we produced our highest gross margin percentage in over five years."

"Today we are also announcing that Tom Georgens, NetApp's president and chief operating officer, is succeeding me as CEO in the culmination of a management succession process. Over the past four years, he has proven his leadership capabilities in both strategy development and day-to-day operations," said Dan Warmenhoven, executive chairman. "His appointment represents a continuity in leadership at NetApp. The company is well positioned and I look forward to supporting Tom as he leads NetApp to the next stages of growth."

Outlook

Given the reduced visibility caused by the recent changes in the macroeconomic environment, NetApp will not be providing revenue guidance for the second quarter of fiscal year 2010.

  NetApp estimates non-GAAP gross margins for the second quarter of fiscal year 2010 to be between 62.5% and 63.0%.

  NetApp estimates non-GAAP operating expense levels for the second quarter of fiscal year 2010 to be in a range around $425 million.

  NetApp estimates non-GAAP other income for the second quarter of fiscal year 2010 to remain at similar levels to those reported in the first quarter of fiscal year 2010.

Quarterly Highlights

In the first quarter of fiscal year 2010, NetApp introduced several new products, solutions, and partner program enhancements to help customers transform their data center architectures to achieve greater storage efficiency, power, and space savings through innovative data management techniques. NetApp also received numerous industry accolades, including seven global awards for being one of the best places to work.

For the quarter, NetApp customers continue to adopt deduplication at a rapid pace. With unique NetApp® technology, customers are able to eliminate redundant data across all tiers of storage, allowing them to combat data proliferation while creating a more efficient storage infrastructure. More than 7,200 NetApp customers have activated deduplication on over 37,000 systems, representing 514PB in usable storage capacity.

During the quarter, NetApp introduced System Manager to expand its manageability software offerings with a solution that enables storage experts and non-storage experts to easily leverage NetApp's proven storage efficiency technologies, such as deduplication and thin provisioning, to achieve greater cost savings and performance improvements. In addition, NetApp's existing manageability products, which include Operations Manager, Protection Manager, and Provisioning Manager, now support a wider range of NetApp storage efficiency features. This enables customers managing a large number of NetApp systems to automatically configure and deploy different storage efficiency technologies across their entire enterprise environment.

This quarter, NetApp announced the availability of the first consolidated reference guide for a 2,000-seat pool of desktops (POD)-based architecture to help customers deploy VMware® View on NetApp and Cisco Nexus infrastructures. The guide provides customers with the framework to deploy their own integrated desktop virtualization solutions quickly and cost-effectively and to easily scale incrementally to meet ever-changing business needs.

NetApp also unveiled new program enhancements for its reseller partners. The NetApp Partner Program, formerly known as the VIP Program, continues to build on the channel program initiatives for which NetApp has become known over the years, with new investments in infrastructure and enablement tools to help make doing business with NetApp easier for partners. In addition, the NetApp Partner Program now officially encompasses all indirect selling partner types, including NetApp's OEM partners, to align all indirect efforts under one global program. The new program enhancements include NetApp Field Portal, Campaign Express, and the NetApp GetSuccessful™ Partner Enablement Program.

Separately, NetApp also offered channel resellers specialized training and accreditation for Microsoft® virtualization environments by expanding its Virtualization Specialization Program to include Windows® Server 2008 R2 Hyper-V™ technology. Now NetApp resellers can provide their customers with greater value and expertise with Hyper-V and NetApp solutions.

Finally, in addition to NetApp's various solution and partner announcements during the quarter, the company received the following awards and industry recognition:

  Microsoft 2009 Storage Solutions Partner of the Year: NetApp was named the Microsoft 2009 Partner of the Year in the Advanced Infrastructure, Storage Solutions category. This award reflects NetApp's long-standing partnership with Microsoft and its commitment to and success helping Microsoft customers do more with less in Microsoft Exchange, SharePoint® Server, SQL Server®, and Hyper-V environments.
  Best Companies to Work for Awards: In addition to NetApp U.S. being named number one in FORTUNE magazine's 2009 "Best Companies to Work For" list in January 2009, the company also ranked in the top 15 in the following regional and global areas:
    D.C. Area: Number two in the Best Place to Work in the D.C. Area by the Washington Business Journal
    Australia: Number two in the "2009 Best Companies" list compiled by the Great Place to Work® Institute Australia
    United Kingdom: Number four in the UK's "50 Best Workplaces"
    India: Number nine in India's "Best Companies to Work For"
    Germany: Number nine in the "Best Workplaces in Germany" by the Great Place to Work Institute Germany
    Europe: Number 11 in the "50 Best Large Workplaces in Europe"
    Netherlands: Number 11 in the "25 Best Places to Work" by the Great Place to Work Institute Netherlands
  CIO 100 Award Honorees: IDG's CIO magazine awarded NetApp a 2009 CIO 100 award, which recognizes organizations around the world that exemplify the highest level of operational and strategic excellence in information technology.
  2009 Uptime Institute Global Green 100 List: NetApp was named to the Global Green 100 List for 2009 by the Uptime Institute in recognition of its integral commitment to and progress toward reducing its energy consumption and carbon footprint.
  Service Capability & Performance (SCP) Standards: NetApp's Technical Support Center achieved certification under the prestigious Service Capability & Performance Standards after an extensive audit of its Research Triangle Park, North Carolina, support center.

Webcast and Conference Call Information

  The NetApp quarterly results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, August 19, 2009, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location.

  The conference call will also be available live in a listen-only format at (866) 272-9941 in the United States and (617) 213-8895 outside the United States. The pass code for both numbers is 36316245.

  A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 96418102. The Webcast replay will be posted on our Web site for at least one year.

About NetApp

NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover NetApp's passion for helping companies around the world go further, faster at www.netapp.com.

"Safe Harbor" Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for the second quarter of fiscal year 2010 and the benefits that we expect our customers to realize from using our products. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the material and adverse global economic and market conditions that currently exist and that are expected to persist throughout calendar 2009; our ability to build non-deferred backlog to levels consistent with our past results and to increase our revenue over the next several quarters; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; risks with new product introductions; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain, and strengthen our relationships and product offerings with strategic partners; risks associated with international operations; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned "Risk Factors" in our most recently submitted 10-K. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

(1) Earnings per share is calculated using the diluted number of shares for all periods presented.

(2) Non-GAAP results of operations exclude the GSA settlement, amortization of intangible assets, stock-based compensation expenses, merger termination proceeds (net of related expenses), restructuring and other charges, non-cash interest expense associated with the adoption of FSP APB 14-1, net loss on investments, and our GAAP tax provision, including discrete items, but includes a proforma tax provision based upon our projected annual proforma effective tax rate.

NetApp, the NetApp logo Go further, faster, and GetSuccessful are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. VMware is a registered trademark of VMware, Inc. Microsoft, Windows, SharePoint, and SQL Server are registered trademarks and Hyper-V is a trademark of Microsoft Corporation. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. Non-GAAP results of operations exclude the GSA settlement, amortization of intangible assets, stock-based compensation expenses, merger termination proceeds (net of related expenses), restructuring and other charges, non-cash interest expense associated with the adoption of FSP APB 14-1, net loss on investments, and our GAAP tax provision, including discrete items, but includes a proforma tax provision based upon our projected annual proforma effective tax rate. We have excluded these items in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NetApp Use of Corporate Web Site

In accordance with SEC guidance published on August 22, 2008 (Release No. 34-58288), NetApp will begin to disseminate material information about the company through its corporate Web site within the next several fiscal quarters. NetApp intends to designate a separate portion of its corporate Web site for purposes of these disclosures and will include a prominent link on its Web site to allow visitors to locate this material information, which will be routinely updated. The Web site will supplement, rather than replace, NetApp's current existing channels of information distribution.

                               NETAPP, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)
                                (Unaudited)

                                                     July 31,   April 24,
                                                       2009      2009 (1)
                                                    ----------- -----------
                               ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                         $ 1,784,388 $ 1,494,153
  Short-term investments                                878,409   1,110,053
  Accounts receivable, net                              331,661     446,537
  Inventories                                            61,655      61,104
  Prepaid expenses and other assets                     112,660     119,887
  Short-term deferred income taxes                      164,934     207,050
                                                    ----------- -----------
     Total current assets                             3,333,707   3,438,784

PROPERTY AND EQUIPMENT, net                             796,266     807,923
GOODWILL                                                680,986     680,986
INTANGIBLE ASSETS, net                                   40,136      45,744
LONG-TERM INVESTMENTS AND RESTRICTED CASH               128,502     127,317
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS        335,295     283,625
                                                    ----------- -----------
                                                    $ 5,314,892 $ 5,384,379
                                                    =========== ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                  $   122,187 $   137,826
  Accrued compensation and related benefits             135,810     204,168
  Other accrued liabilities                             189,251     203,597
  Accrual for GSA settlement                                  -     128,715
  Income taxes payable                                    2,073       4,732
  Deferred revenue                                    1,028,851   1,013,569
                                                    ----------- -----------
     Total current liabilities                        1,478,172   1,692,607
                                                    ----------- -----------

LONG-TERM DEBT AND OTHER OBLIGATIONS                  1,201,816   1,205,934
LONG-TERM DEFERRED REVENUE                              685,771     701,649
                                                    ----------- -----------
                                                      3,365,759   3,600,190
                                                    ----------- -----------

STOCKHOLDERS' EQUITY                                  1,949,133   1,784,189
                                                    ----------- -----------
                                                    $ 5,314,892 $ 5,384,379
                                                    =========== ===========

(1) Adjusted for the retrospective adoption of FSP APB No.14-1. See accompanying note to the financial information.

                               NETAPP, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In thousands, except net income per share amounts)
                                (Unaudited)

                                                      Three Months Ended
                                                    ----------------------
                                                     July 31,    July 25,
                                                       2009      2008 (1)
                                                    ----------  ----------
REVENUES:
  Product                                           $  478,246  $  547,855
  Software entitlements and maintenance                165,290     144,412
  Service                                              194,425     176,509
                                                    ----------  ----------
     Net revenues                                      837,961     868,776
                                                    ----------  ----------

COST OF REVENUES:
  Cost of product                                      212,535     249,778
  Cost of software entitlements and maintenance          3,112       2,186
  Cost of service                                       99,821     100,164
                                                    ----------  ----------
     Total cost of revenues                            315,468     352,128
                                                    ----------  ----------
GROSS MARGIN                                           522,493     516,648
                                                    ----------  ----------

OPERATING EXPENSES:
  Sales and marketing                                  301,433     303,108
  Research and development                             130,317     125,352
  General and administrative                            59,551      49,463
  Restructuring and other charges                        1,496           -
  Merger termination proceeds, net                     (41,120)          -
                                                    ----------  ----------
     Total operating expenses                          451,677     477,923
                                                    ----------  ----------

INCOME FROM OPERATIONS                                  70,816      38,725

OTHER INCOME (EXPENSES), net:
  Interest income                                        8,617      15,476
  Interest expense                                     (19,201)     (9,513)
  Loss on investments, net                                 (92)     (2,621)
  Other expenses, net                                     (948)     (1,989)
                                                    ----------  ----------
     Total other income (expenses), net                (11,624)      1,353
                                                    ----------  ----------

INCOME BEFORE INCOME TAXES                              59,192      40,078

PROVISION FOR INCOME TAXES                               7,528       5,355
                                                    ----------  ----------

NET INCOME                                          $   51,664  $   34,723
                                                    ==========  ==========

NET INCOME PER SHARE:
  BASIC                                             $     0.15  $     0.10
                                                    ==========  ==========
  DILUTED                                           $     0.15  $     0.10
                                                    ==========  ==========

SHARES USED IN PER SHARE CALCULATION:
  BASIC                                                334,537     333,855
                                                    ==========  ==========
  DILUTED                                              338,875     341,120
                                                    ==========  ==========

(1) Adjusted for the retrospective adoption of FSP APB No.14-1. See accompanying note to the financial information.

                               NETAPP, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                              (In thousands)
                                (Unaudited)

                                                     Three Months Ended
                                                  ------------------------
                                                    July 31,     July 25,
                                                      2009       2008 (1)
                                                  -----------  -----------
Cash Flows from Operating Activities:
  Net income                                      $    51,664  $    34,723
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                      43,041       41,549
    Stock-based compensation                           52,184       36,405
    Loss on investments                                   298        2,621
    Asset impairment and write-offs                       294          179
    Allowance for doubtful accounts                      (135)         (36)
    Accretion of discount and issue costs on notes     13,080        4,937
    Deferred income taxes                              (2,082)     (11,259)
    Deferred rent                                        (395)         827
    Income tax benefit from stock-based
     compensation                                      19,048       19,859
    Excess tax benefit from stock-based
     compensation                                           -      (10,142)
    Changes in assets and liabilities:
      Accounts receivable                             117,255      150,292
      Inventories                                        (440)       6,742
      Prepaid expenses and other assets                12,276       10,132
      Accounts payable                                (14,501)     (30,073)
      Accrued compensation and related benefits       (73,018)     (54,439)
      Other accrued liabilities                       (26,630)      (1,403)
      Accrual for GSA settlement                     (128,715)           -
      Income taxes payable                             (2,578)      (2,393)
      Long term other liabilities                     (12,568)      (1,220)
      Deferred revenue                                 (9,844)      52,894
                                                  -----------  -----------
        Net cash provided by operating activities      38,234      250,195
                                                  -----------  -----------
Cash Flows from Investing Activities:
  Purchases of investments                           (160,897)    (264,938)
  Redemptions of investments                          394,520      107,932
  Change in restricted cash                            (1,794)         225
  Purchases of nonmarketable securities                     -         (125)
  Proceeds from sales of nonmarketable securities       1,365            -
  Purchases of property and equipment                 (24,714)     (76,613)
                                                  -----------  -----------
        Net cash provided by (used in) investing
         activities                                   208,480     (233,519)
                                                  -----------  -----------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock related to
   employee stock transactions                         38,503       35,527
  Tax withholding payments reimbursed by employee
   stock transactions                                  (5,227)      (2,554)
  Excess tax benefit from stock-based compensation          -       10,142
  Proceeds from issuance of convertible notes               -    1,265,000
  Payment of financing costs                                -      (25,445)
  Sale of common stock warrants                             -      163,059
  Purchase of note hedge                                    -     (254,898)
  Repayment of revolving credit facility                    -      (41,835)
  Repurchases of common stock                               -     (399,981)
                                                  -----------  -----------
        Net cash provided by financing activities      33,276      749,015
                                                  -----------  -----------
Effect of Exchange Rate Changes on Cash and Cash
 Equivalents                                           10,245          225

Net Increase in Cash and Cash Equivalents             290,235      765,916
Cash and Cash Equivalents:
  Beginning of period                               1,494,153      936,479
                                                  -----------  -----------
  End of period                                   $ 1,784,388  $ 1,702,395
                                                  ===========  ===========

(1) Adjusted for the retrospective adoption of FSP APB No.14-1. See accompanying note to the financial information.

                               NETAPP, INC.
                         SUPPLEMENTAL INFORMATION
                              (In thousands)
                                (Unaudited)

                             Three Months Ended July 31, 2009
                 ----------------------------------------------------------
                 Amorti-
                 zation  Stock-  Mergers   Restru-
                   of    based   Termina-  cturing  Non-    Loss on
                 Intang- Compen-   tion      and    Cash    Invest-
                 ible    sation  Proceeds,  Other Interest  ments,
                 Assets  Expenses   Net    Charges Expense   Net    Total
                 ------- ------- --------  ------- ------- ------- -------

Cost of product
 revenues          4,715   1,220        -        -       -       -   5,935
Cost of service
 revenues              -   4,519        -        -       -       -   4,519
Sales and
 marketing
 expense             848  23,965        -        -       -       -  24,813
Research and
 development
 expense               -  12,716        -        -       -       -  12,716
General and
 administrative
 expense               -   9,764        -        -       -       -   9,764
Mergers
 termination
 proceeds, net         -       -  (41,120)       -       -       - (41,120)
Restructuring
 and other
 charges               -       -        -    1,496       -       -   1,496
Interest expense       -       -        -        -  13,080       -  13,080
                 ------- ------- --------  ------- ------- ------- -------
Effect on income
 before income
 taxes           $ 5,563 $52,184 ($41,120) $ 1,496 $13,080       - $31,203

                             Three Months Ended July 25, 2008
                 ----------------------------------------------------------
                 Amorti-
                 zation   Stock-  Mergers   Restru-   Non-
                   of     based   Termina-  cturing   Cash   Loss on
                 Intang-  Compen-   tion     and    Interest Invest-
                  ible    sation  Proceeds, Other   Expense  ments,
                 Assets  Expenses   Net    Charges   (1)     Net    Total
                 ------- ------- --------  ------- ------- ------- -------

Cost of product
 revenues        $ 6,748 $   948        -        -       -       - $ 7,696
Cost of service
 revenues              -   3,041        -        -       -       -   3,041
Sales and
 marketing
 expense           1,259  16,342        -        -       -       -  17,601
Research and
 development
 expense               -  10,188        -        -       -       -  10,188
General and
 administrative
 expense               -   5,886        -        -       -       -   5,886
Interest expense       -       -        -        -   4,937       -   4,937
Loss on
 investments,
 net                   -       -        -        -       -   2,621   2,621
                 ------- ------- --------  ------- ------- ------- -------
Effect on income
 before income
 taxes           $ 8,007 $36,405        -        - $ 4,937 $ 2,621 $51,970

(1) Adjusted for the retrospective adoption of FSP APB No.14-1. See accompanying note to the financial information.

                               NETAPP, INC.
                    RECONCILIATION OF NON-GAAP AND GAAP
          IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In thousands, except net income per share amounts)
                                (Unaudited)

                                                     Three Months Ended
                                                  ------------------------
                                                    July 31,     July 25,
                                                      2009       2008 (1)
                                                  -----------  -----------
SUMMARY RECONCILIATION OF NET INCOME
NET INCOME                                        $    51,664  $    34,723

Adjustments:
  Amortization of intangible assets                     5,563        8,007
  Stock-based compensation expenses                    52,184       36,405
  Merger termination proceeds, net                    (41,120)           -
  Restructuring and other charges                       1,496            -
  Non-cash interest expense                            13,080        4,937
  Loss on investments, net                                  -        2,621
  Discrete GAAP tax provision items                    (7,192)         492
  Income tax effect                                       257      (11,245)

                                                  -----------  -----------
NON-GAAP NET INCOME                               $    75,932  $    75,940
                                                  ===========  ===========

NET INCOME PER SHARE                              $     0.152  $     0.102

Adjustments:
  Amortization of intangible assets                     0.016        0.023
  Stock-based compensation expenses                     0.154        0.107
  Merger termination proceeds, net                     (0.121)           -
  Restructuring and other charges                       0.004            -
  Non-cash interest expense                             0.039        0.014
  Loss on investments, net                                  -        0.008
  Discrete GAAP tax provision items                    (0.021)       0.001
  Income tax effect                                     0.001       (0.033)

                                                  -----------  -----------
NON-GAAP NET INCOME PER SHARE                     $     0.224  $     0.222
                                                  ===========  ===========

(1) Adjusted for the retrospective adoption of FSP APB No.14-1. See accompanying note to the financial information.

                               NETAPP, INC.
                       NOTE TO FINANCIAL INFORMATION

(1) Effective April 25, 2009, we adopted FASB Staff Position No. APB 14-1,
    "Accounting for Convertible Debt Instruments That May Be Settled in
    Cash upon Conversion (Including Partial Cash Settlement)"
    ("FSP APB 14-1"), which was required to be applied retrospectively.
    We have adjusted prior year financial information to reflect our adoption of FSP APB 14-1.

Press Contact:
NetApp
Jodi Baumann
Ph: (408) 822-3974
Jodi.Baumann@netapp.com

Investor Contacts:
NetApp
Tara Dhillon
Ph: (408) 822-6909
tara@netapp.com

NetApp
Billie Fagenstrom
Ph: (408) 822-6428
billief@netapp.com